CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-158443) regarding the registration of 5,000,000 shares of common stock issuable pursuant to the 2009 Stock Incentive Plan of Royal Mines And Minerals Corp. (the "Company") of our report dated July 27, 2009 relating to the April 30, 2009 audited financial statements of the Company which appear in this Annual Report on Form 10-K for that period.

"Sarna & Company"
Sarna & Company
Certified Public Accountants

Westlake Village, CA
July 28, 2009